UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 22, 2008 (April 20, 2008)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On April 20, 2008, Grey Wolf, Inc., a Texas corporation (“Grey Wolf”), Basic Energy Services, Inc., a Delaware corporation (“Basic”), and Horsepower Holdings, Inc., a Delaware corporation and equally owned subsidiary of Grey Wolf and Basic (“Holdings”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Grey Wolf and Basic will each merge with and into Holdings (the “Mergers”), with Holdings continuing as the surviving corporation. In connection with the Mergers, each share of Grey Wolf common stock will be converted into the right to receive 0.2500 shares of Holdings common stock (the “Grey Wolf Exchange Ratio”) and $1.82 in cash (the “Grey Wolf Cash Consideration” and together with the Grey Wolf Exchange Ratio, the “Grey Wolf Merger Consideration”), and each share of Basic common stock will be converted into the right to receive 0.9195 shares of Holdings common stock (the “Basic Exchange Ratio”) and $6.70 in cash (the “Basic Cash Consideration” and together with the Basic Exchange Ratio, the “Basic Merger Consideration”). No fractional shares of Holdings common stock will be issued in the Mergers and stockholders of Grey Wolf and Basic will receive cash in lieu of fractional shares.
     All outstanding equity awards of Grey Wolf and Basic at the effective time of the Mergers will be assumed by Holdings. Each share of Grey Wolf restricted stock held by anyone other than a non-continuing director will be converted into the right to receive the Grey Wolf Merger Consideration, or at the holder’s election, shares of Holdings common stock. Each share of Basic restricted stock held by anyone other than a non-continuing director will be converted into the right to receive the Basic Merger Consideration, or at the holder’s election, shares of Holdings common stock. The consideration that a holder receives in exchange for restricted stock will be subject to the same vesting or risk of forfeiture provisions that the shares of Grey Wolf or Basic restricted stock were subject to prior to the Mergers. Each share of Grey Wolf restricted stock held by a non-continuing director will become fully vested and be converted into the right to receive the Grey Wolf Merger Consideration. Each share of Basic restricted stock held by a non-continuing director will become fully vested and be converted into the right to receive the Basic Merger Consideration. Each option to acquire shares of Grey Wolf common stock and each option to acquire shares of Basic common stock will be converted into an option to acquire shares of Holdings common stock with adjustments to the number of shares and exercise price, in each case, adjusted pursuant to the terms of the Merger Agreement.
     The Merger Agreement provides that upon completion of the Mergers, Holdings’ board of directors will consist of nine members, which will include five directors named by Grey Wolf (the “Grey Wolf Designated Directors”) and four directors named by Basic (the “Basic Designated Directors”). Two of the Grey Wolf Designated Directors and one of the Basic Designated Directors will comprise the class of directors of Holdings whose term expires at the Holdings annual stockholders’ meeting in 2009. One of the Grey Wolf Designated Directors and two of the Basic Designated Directors will comprise the class of directors of Holdings whose term expires at the Holdings annual stockholders’ meeting in 2010. Two of the Grey Wolf Designated Directors and one of the Basic Designated Directors will comprise the class of directors of Holdings whose term expires at the Holdings annual stockholders’ meeting in 2011.
     The Merger Agreement provides that upon completion of the Mergers, (1) Thomas P. Richards, Grey Wolf’s Chairman of the Board, President and Chief Executive Officer, will become Chairman of the Board of Holdings and (2) Kenneth V. Huseman, President and Chief Executive Officer of Basic, will be become Chief Executive Officer of Holdings. David J. Crowley, Executive Vice President and Chief Operating Officer of Grey Wolf, will become President and Chief Operating Officer of Holdings and Alan Krenek, Senior Vice President and Chief Financial Officer of Basic, will become Executive Vice President and Chief Financial Officer of Holdings.
     Grey Wolf and Basic have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Mergers and covenants not to engage in certain kinds of transactions during that period. In addition, Grey Wolf and Basic have made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (A) not to solicit proposals relating to alternative business combination transactions, (B) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (C) to cause stockholder meetings to be held to consider approval of the Mergers and the other transactions contemplated by the Merger Agreement, and (D) for their respective Boards of Directors to recommend adoption of the Merger Agreement by their respective stockholders.
     Investors are cautioned that the representations, warranties, covenants included in the Merger Agreement were made by Grey Wolf and Basic to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Grey Wolf and Basic, rather than to establish matters as facts. The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Mergers, not to provide any other factual information regarding Grey Wolf, Basic or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Grey Wolf or Basic. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Grey Wolf and Basic, because either party may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.
     Consummation of the Mergers is subject to customary conditions, including, among others, (1) approval of the Merger Agreement by stockholders of each of Grey Wolf and Basic, (2) the receipt of required regulatory approvals, (3) the arrangements of financings to provide sufficient funds to pay the cash portion of the merger consideration and repay or repurchase any indebtedness required to be repaid upon consummation of the Mergers and (4) the absence of any material adverse effect with respect to Grey Wolf’s and Basic’s business, as applicable.
     DLJ Merchant Banking Partners III, L.P. and certain affiliated funds (the “DLJMB Affiliates”) and Grey Wolf have entered into voting agreements whereby each DLJMB Affiliate has agreed to vote its shares of Basic common stock in favor of the Mergers, subject to certain exceptions, including, among others, if Basic’s board of directors withdraws its recommendation for the Mergers.
     The Merger Agreement contains certain termination rights for both Grey Wolf and Basic. Upon termination of the Merger Agreement under certain specified circumstances, one party would be required to pay the other party a termination fee of up to $30.0 million.
     On April 20, 2008, Grey Wolf entered into a commitment letter (the “Commitment Letter”), pursuant to which Goldman Sachs Credit Partners L.P. (“GSCP”), UBS Loan Finance LLC, and UBS Securities LLC (collectively, the “UBS Lenders”) have committed to provide financing for the Mergers. The Commitment Letter provides for a senior secured term loan facility to Holdings of up to $600.0 million and a senior secured revolving credit facility to Holdings of up to $325.0 million. GSCP’s and the UBS Lenders’ commitments are subject to satisfaction of certain conditions, including (i) execution of satisfactory documentation and (ii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the businesses of Grey Wolf and Basic.
     The foregoing descriptions of the Merger Agreement and the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, and Commitment Letter which are filed as Exhibits 2.1 and 10.1, respectively, and are incorporated into this Current Report on Form 8-K by reference.
     On April 21, 2008, Grey Wolf and Basic issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.
Item 3.03. Material Modifications to Rights of Security Holders.
     Pursuant to the Merger Agreement, Grey Wolf entered into Amendment No. 1 to its Rights Agreement with American Stock Transfer & Trust Company, a New York corporation (“Amendment No. 1”). In Amendment No. 1, the definitions of an “Acquiring Person” and “Beneficial Owner,” both as defined in the Rights Agreement, were amended to provide that Basic, Holdings and certain of their affiliates would not become an Acquiring Person or Beneficial Owner as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement and the definition of “Final Expiration Date” was amended to provide that the Rights Agreement would terminate upon the earlier of September 18, 2008 or immediately prior to the effective time of the Mergers. In addition, the definition of Flip-In Event, as defined in the Rights Agreement, has been amended to provide that Grey Wolf’s entry into the Merger Agreement and the consummation of any transactions contemplated by the Merger Agreement will not be a Flip-In Event.

     The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 which is filed as Exhibit 4.1, and is incorporated into this Current Report on Form 8-K by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Amended and Restated Employment Agreements
     In connection with entering into the Merger Agreement, Grey Wolf entered into amended and restated employment agreements with Thomas P. Richards, David W. Wehlmann, David J. Crowley and Robert J. Proffit (the “Amended and Restated Employment Agreements”) that will become effective only if the Mergers are consummated. Prior to being amended, the Mergers would not constitute a “Change of Control” as defined in the employment agreements of these individuals. The Amended and Restated Employment Agreements to provide that (i) the Mergers will constitute a “Change of Control” under the employment agreement and (ii) if the officer is terminated without “cause,” as defined in the employment agreement, or suffers a “Constructive Termination Without Cause” within one year after the Mergers, he will receive the severance payments and other benefits provided for under the employment agreement.
Amendments to Equity Award Agreements
     In connection with entering into the Merger Agreement, Grey Wolf entered into amendments to the restricted stock award agreements of Messrs. Richards, Wehlmann, Crowley and Proffit and the stock option award agreements of Messrs. Wehlmann, Crowley and Proffit that will become effective only if the Mergers are consummated. The amendments provide that if the executive is terminated without “Cause” or if the executive resigns for “Good Reason” within two years after the Mergers, all of the executive’s equity awards will vest and all restrictions will lapse.
Consulting Agreement
     Mr. Richards entered into a Consulting Agreement with Grey Wolf effective as of the consummation of the Mergers with a term of the later of (i) 30 days after either party gives notice of termination or (ii) the 2009 annual meeting of Holdings. The consultant compensation is paid monthly at the annual rate of $400,000, less the amount of director’s fees (other than equity grants) paid to Mr. Richards in his capacity as a director of Holdings. Mr. Richard’s will also be entitled to an office and secretarial assistance provided by Holdings.
     The foregoing description of the Amended and Restated Employment Agreements, the amendments to the restricted stock award agreements and the amendments to the stock option award agreements do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Employment Agreements, the amendments to the restricted stock award agreements and the amendments to the stock option award agreements which are either filed or forms of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, and are incorporated into this Current Report on Form 8-K by reference. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement which is filed as Exhibit 10.9, and is incorporated by reference into this Current Report on Form 8-K by reference.
Forward-Looking Statements
     Statements about Grey Wolf’s and Basic’s outlook and all other statements in this Current Report on Form 8-K other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Grey Wolf’s and Basic’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding the new combined company, including Grey Wolf’s and Basic’s expected combined financial and operating results; the expected amount and timing of operating synergies; and whether and when the transactions contemplated by the Merger Agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to realize anticipated synergies; the result of the review of the proposed Mergers by various regulatory agencies and any conditions imposed on the new company in connection with consummation of the Mergers; failure to receive the approval of the Mergers by the stockholders of Grey Wolf and Basic and satisfaction of various other conditions to the closing of the Mergers contemplated by the Merger Agreement. These forward-looking statement are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Grey Wolf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Basic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and those set forth from time to time in Grey Wolf’s and Basic’s filings with the Securities and Exchange Commission, which are available through Grey Wolf’s and Basic’s websites at www.gwdrilling.com and www.basicenergyservices.com. Grey Wolf and Basic expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
     In connection with the proposed mergers, a registration statement of Holdings, which will include proxy statements of Grey Wolf and Basic and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, BASIC, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Grey Wolf and Basic, without charge, at the SEC’s web site at www.sec.gov, www.basicenergyservices.com for Basic’s web site, and www.gwdrilling.com for Grey Wolf’s web site. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.

Participants in the Solicitation
     Grey Wolf and Basic and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic stock by its directors and certain of its executive officers is included in its proxy statement dated April 5, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated April 20, 2008, by and among Grey Wolf, Inc., Basic Energy Services, Inc., and Horsepower Holdings, Inc.

4.1	First Amendment to Rights Agreement, dated April 20, 2008, between Grey Wolf, Inc. and American Stock Transfer & Trust Company

10.1	Commitment Letter among Grey Wolf, Inc., Goldman Sachs Credit Partners L.P., UBS Loan Finance, LLC and UBS Securities LLC

10.2	Amended and Restated Employment Agreement of Thomas P. Richards

10.3	Amended and Restated Employment Agreement of David W. Wehlmann

10.4	Amended and Restated Employment Agreement of David J. Crowley

10.5	Amended and Restated Employment Agreement of Robert J. Proffit

10.6	Amendment to Restricted Stock Agreement of Thomas P. Richards

10.7	Form of Amendment to Restricted Stock Agreement

10.8	Form of Amendment to Non-Qualified Stock Option Agreement

10.9	Consulting Agreement between Grey Wolf, Inc. and Thomas P. Richards

99.1	Joint Press Release, dated April 21, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated April 20, 2008, by and among Grey Wolf, Inc., Basic Energy Services, Inc., and Horsepower Holdings, Inc.

4.1	First Amendment to Rights Agreement, dated April 20, 2008, between Grey Wolf, Inc. and American Stock Transfer & Trust Company

10.1	Commitment Letter among Grey Wolf, Inc., Goldman Sachs Credit Partners L.P., UBS Loan Finance, LLC and UBS Securities LLC

10.2	Amended and Restated Employment Agreement of Thomas P. Richards

10.3	Amended and Restated Employment Agreement of David W. Wehlmann

10.4	Amended and Restated Employment Agreement of David J. Crowley

10.5	Amended and Restated Employment Agreement of Robert J. Proffit

10.6	Amendment to Restricted Stock Agreement of Thomas P. Richards

10.7	Form of Amendment to Restricted Stock Agreement

10.8	Form of Amendment to Non-Qualified Stock Option Agreement

10.9	Consulting Agreement between Grey Wolf, Inc. and Thomas P. Richards

99.1	Joint Press Release, dated April 21, 2008